Exhibit 10.13

ASSIGNMENT OF NOVATED LICENSE AND ROYALTY AGREEMENT

The Board of Supervisors of Louisiana State University and Agricultural and Mechanical College, a public constitutional corporation, organized and existing under the laws of the State of Louisiana (“LSU”); PLIVA d.d., a Croatian corporation having a principal place of business at Ulica Grada Vukovara 49, 10000 Zagreb, Croatia (“PLIVA”); Ergo Research (Nevada) Corp., a Nevada corporation (“ERC”), which is successor by merger to Ergo Research Corporation, a Delaware corporation; Ergo Science Corporation, a Delaware corporation (“ESC”) formerly known as Ergo Science Holdings, Incorporated; and Ergo Science Development Corporation, a Delaware corporation (“ESD”) formerly known as Ergo Science Incorporated (ERC, ESC, ESD, and each of their respective corporate predecessors, successors, and Affiliates to be referred to, both individually and collectively, as “Ergo”); enter into the following Assignment of Novated License and Royalty Agreement (the “Assignment”).

WHEREAS LSU and Ergo are parties to a May 1, 1995 Novated License and Royalty Agreement (the “License”);

WHEREAS Ergo desires to assign to PLIVA, and whereas PLIVA desires to accept from Ergo, all of Ergo’s respective rights and certain of Ergo’s obligations under the License;

WHEREAS LSU’s approval of such an assignment is required under Article II, Subparagraph (D)(1) of the License, and whereas LSU is willing to grant such approval;

THEREFORE LSU, PLIVA, and Ergo have agreed as follows, effective the 24th day of November, 2003 (the “Assignment Date”):

I.  Prior and Subsequent Rights and Obligations.

Except as expressly provided in this Assignment: (1) On and after the Assignment Date, PLIVA shall enjoy all rights of Ergo or Licensee under the License.  (2) PLIVA shall be responsible for all obligations of Ergo or Licensee under the License that arise from events occurring on and after the Assignment Date.  (3) Ergo shall have no rights or obligations under the License arising on and after the Assignment Date.  (4) Ergo represents and warrants to LSU that Ergo has paid to LSU all money to which LSU is due under Article III of the License, arising from activities occurring on or before the Assignment Date.  In reliance upon this representation and warranty, and upon the other representations and warranties made by Ergo in this Assignment, LSU hereby releases Ergo from all further obligation to LSU under the License, whether under Article III or otherwise, except as expressly provided in this Assignment.  (5) Ergo hereby releases LSU from all further obligation to Ergo under the License.  (6) Ergo and PLIVA each represent and warrant to LSU that Ergo and PLIVA have each received legally adequate consideration for the transfer of rights and obligations under the License.

II.  Transfer of Certain Patent Rights

Ergo shall, via one or more separate documents that are mutually agreeable in form to both PLIVA and Ergo, on the Assignment Date transfer to PLIVA all of Ergo’s right, title, and interest in and to those Licensed Patents that were previously co-owned by LSU and Ergo.  Ergo represents and warrants to both PLIVA and LSU that Ergo has the full, unencumbered right to transfer this title; and that no third party holds any title, mortgage, security interest, or other interest in or to any of the Licensed Patents, except as expressly provided in Article I, Paragraph (M) respecting certain rights held by Massachusetts General Hospital.

III.  Patent Prosecution

Ergo shall provide all reasonable cooperation to PLIVA in PLIVA’s prosecution and maintenance of the Licensed Patents under Article III, Subparagraph (B)(6), at no out-of-pocket expense to Ergo.

IV.  Prior Sublicenses Terminated

Ergo represents and warrants to both PLIVA and LSU that all prior sublicenses and the like under the License, as well as all licenses and the like under Ergo’s interest in the co-owned Licensed Patents, have previously been terminated — including, by way of example and not limitation: (a) all agreements listed in Schedule A to the License; and (b) the February 23, 1998 Joint Collaboration and License Agreement between Ergo and Johnson and Johnson (and certain affiliates of Johnson and Johnson); and (c) all related agreements.

V.  No Residual Rights in Ergo; and Exception to Same

(a) Ergo represents and warrants to LSU and to PLIVA that Ergo has retained no residual rights in, nor any rights of reversion in any of the Licensed Patents or Licensed Know How, nor in the License itself (whether such rights are conditional or unconditional).  PLIVA represents and warrants to LSU that PLIVA has not granted to Ergo any residual rights in, nor any rights of reversion in, any of the Licensed Patents or Licensed Know How, nor in the License itself (whether such rights are conditional or unconditional).  By way of example and not limitation, Ergo and PLIVA are hereby representing and warranting to LSU: (1) that PLIVA has granted Ergo no sublicense rights in any of the Licensed Patents, Licensed Know How, or in the License; (2) that PLIVA has granted Ergo no  right (whether conditional or unconditional) to cause the reversion to Ergo of any rights in the Licensed Patents, Licensed Know How, or in the License; and (3) that Ergo and PLIVA are not Affiliates (where “Affiliate” has the meaning given in Article I, Paragraph (C) of the License, but substituting —one percent (1%)— for each occurrence of “fifty percent (50%)” in that definition).

(b) Ergo and PLIVA further represent and warrant to LSU that, except as expressly provided in the Agreement dated November 24, 2003 among PLIVA; ESC; Ergo Texas Holdings Incorporated, a Delaware Corporation (“Ergo Texas”); and ERC (the “Ergo Texas Agreement”) regarding royalties on account of certain sales made in the states of Texas and California (and only in Texas and California), Ergo has no right (whether conditional or unconditional) to receive payment from PLIVA of any royalties, license fees, or other amounts on account of activities after the Assignment Date that are conducted under or that relate to the Licensed Patents, Licensed Know How, or the License.  Ergo and PLIVA represent and warrant to LSU that annexed hereto as Exhibit A is a true and correct copy of the Ergo Texas Agreement.  Ergo represents and warrants to LSU that the amounts that PLIVA will be obligated to pay under the Ergo Texas Agreement do not exceed the amounts that Ergo is obligated to pay to various arms-length third parties under settlement agreements that Ergo had previously entered in compromise of certain disputes.

(c) In reliance upon these representations and warranties, LSU has not asked to review, and has not reviewed, any contemporaneous agreements between PLIVA and Ergo, other than the present Assignment.  In reliance upon these representations and warranties, LSU has not asserted, and agrees not to assert, entitlement under the License to any portion of the consideration being transferred between Ergo and PLIVA in connection with this Assignment or in connection with the purchase by PLIVA of certain assets from Ergo.

(d) All parties acknowledge that LSU’s approval under this Assignment of the transfer of certain licensing rights from Ergo to PLIVA is given in LSU’s capacity as the licensor of certain intellectual property rights, and not in any other capacity.  All parties acknowledge that LSU has not otherwise reviewed, and does not otherwise pass judgment upon, the adequacy, validity, or advisability of any component of the transactions between Ergo and PLIVA.  All parties acknowledge that LSU did not participate in the negotiations between PLIVA and Ergo.

VI.  Dispute Resolution

Any dispute arising out of or related to this Assignment shall be resolved as otherwise provide in Article XVI, Paragraph (E), mutatis mutandis; except that the penultimate sentence of the first subsection of Article XVI, Paragraph (E) is amended to read as follows:  —No arbitrator may be a resident of, or have a place of business in, Louisiana, Massachusetts, Rhode Island, Texas, or New Jersey.—

VII.  ESC Predecessors

ESC Ergo represents and warrants to LSU and to PLIVA: (a) that ESC is the same corporation that was formerly known as Ergo Science Holdings, Incorporated, a Delaware corporation; and (b) that Ergo Science Development Corporation is the same corporation that was formerly known as Ergo Science Incorporated.

VIII.  Responsibilities of Ergo and PLIVA Regarding Certain Obligations

(a) Notwithstanding any other provision of this Assignment to the contrary, Ergo shall remain obligated, and PLIVA shall not be obligated, even after the Assignment Date, to fulfill Ergo’s obligations under the following provisions; whether arising from events occurring, before, on, or after the Assignment Date: Article III, Paragraph (L) (unrestricted research grant); Article III, Paragraph (R) (reimbursement of expenses); and Article V, Subparagraph (F)(2) (supplemental indemnification).

(b) Notwithstanding any other provision of this Assignment to the contrary, Ergo and PLIVA shall each be separately obligated to fulfill the Licensee’s obligations under Article VIII, Paragraph (A), subpart (1) (respecting violation of securities laws) arising from that party’s own actions (or the actions of that party’s Affiliates, or the actions of anyone for whom that party or its Affiliates may be responsible); whether arising from events occurring before, on, or after the Assignment Date.

(c) Notwithstanding any other provision of this Assignment to the contrary, (I) Ergo shall remain obligated, and PLIVA shall not be obligated, even after the Assignment Date, to fulfill the Licensee’s obligations under the following provisions, arising from events occurring before the Assignment Date; and (ii) PLIVA shall be obligated, and Ergo shall not be obligated, to fulfill the Licensee’s obligations under the following provisions, arising from events occurring on or after the Assignment Date; (iii) these provisions being the following: Article V, Subparagraph (F)(1) (general indemnification), and Article VIII (indemnification) — except, in the case of Article VIII, as provided immediately above regarding Article VIII, Paragraph (A), subpart (1) (respecting violation of securities laws).

IX.  Surviving Provisions

As between LSU and Ergo, the provisions of Article VI (Use of Other Party’s Name), Article VII (Auditing and Confidentiality), and Article X (Notices) shall continue in effect.  These same provisions (where appropriate, as amended) shall also apply hereafter as between LSU and PLIVA; provided, however, that PLIVA shall not have any liability to LSU for breach of these provisions by Ergo.

X.  Prior Ratifications

Nothing in this Assignment, nor any provision of any related transaction, shall be construed to release, waive, or nullify any of the Ratifications of Article III, Subparagraph (L)(1) of the License, as made by Albert H. Meier, Arlene Herrick Meier, Anthony H. Cincotta, and John M. Wilson.

XI.  Definitions

All capitalized terms not otherwise defined in this Assignment shall have the meanings defined in the License.  All references to a particular Article, Paragraph, or Subparagraph, not otherwise defined, shall be understood to refer to the referenced Article, Paragraph, or Subparagraph of the License.

XII.  True Copy of License

LSU represents and warrants to PLIVA that annexed hereto as Exhibit B is a true and correct copy of the License; and that, after giving effect both to the present Assignment, and to the contemporaneous Amendment No. 2 to Novated License and Royalty Agreement between LSU and PLIVA, there will be no other amendments to the License in effect as of the Assignment Date.

XIII.  LSU Consent

LSU consents to the assignment by Ergo to PLIVA of Ergo’s rights and obligations under the License, as provided in this Assignment.  LSU consents to the transactions and payments contemplated by the Ergo Texas Agreement, in the form attached as Exhibit A.

WITNESSES:	BOARD OF SUPERVISORS OF LOUISIANA STATE UNIVERSITY AND AGRICULTURAL AND MECHANICAL COLLEGE

/s/ Andrew William	By:	/s/ Mani Iyer
Mani Iyer, Director Office of Intellectual Property

	Date:	11/21	, 2003

PLIVA d.d.

/s/ Jane N. Scott	By:	/s/ Paul D. Cottone
Paul D. Cottone Authorized Representative

/s/ Terence Hogan	Date:	November 24	, 2003

ERGO RESEARCH (NEVADA) CORP.

/s/ Robert Chow	By:	/s/ David R. Burt
David R. Burt, President and Chief Executive Officer

/s/ Jane F. Zaletofsky	Date:	November 24	, 2003

ERGO SCIENCE CORPORATION

/s/ Robert Chow	By:	/s/ David Burt
David R. Burt, President and Chief Executive Officer

/s/ Jane F. Zaletofsky	Date:	November 24	, 2003

ERGO SCIENCE DEVELOPMENT CORPORATION

/s/ Robert Chow	By:	/s/ David Burt
David R. Burt, President and Chief Executive Officer

/s/ Jane F. Zaletofsky	Date:	November 24	, 2003